EXHIBIT 99.1

PRESS RELEASE

UNITED COMMUNITY BANCORP ANNOUNCES CASH DIVIDEND

Lawrenceburg, Ind., July 24, 2014 - United Community Bancorp (the “Company”) (Nasdaq: UCBA) today announced that its Board of Directors declared a quarterly cash dividend of $0.06 per share, payable on or about August 20, 2014, to stockholders of record as of the close of business on August 5, 2014.

United Community Bancorp is the holding company of United Community Bank, headquartered in Lawrenceburg, Indiana. The Bank currently operates eight offices in Dearborn County and Ripley County, Indiana.

Contact:	United Community Bancorp
E.G. McLaughlin, President and Chief Executive Officer
(812) 537-4822